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                                                                    EXHIBIT 21.1

                             E.DIGITAL CORPORATION
                              LIST OF SUBSIDIARIES



e.Digital Corporation
13114 Evening Creek Drive South
San Diego, California 92128
858.679.1504
(A California Corporation)